Exhibit 3.184

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Primary Innovations, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is changed to Debit Plus, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of January, A.D. 2012.

By:	/s/ CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: PRIMARY CREDIT SOLUTIONS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: THE NAME OF THE LIMITED LIABILITY COMPANY IS CHANGED TO PRIMARY INNOVATIONS, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of DECEMBER, A.D. 2008.

By:	/s/ Curtis Linscott
Authorized Person(s)

Name:	J. Curtis Linscott
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: PRIMARY CASH HOLDINGS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: THE NAME OF THE LIMITED LIABILITY COMPANY IS CHANGED TO PRIMARY CREDIT SOLUTIONS, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of NOVEMBER, A.D. 2008.

By:	/s/ Curtis Linscott
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

CERTIFICATE OF FORMATION

OF

PRIMARY CASH HOLDINGS, LLC

This Certificate of Formation of Primary Cash Holdings, LLC, dated as of June 20, 2008, is being duly executed and filed by J. Curtis Linscott, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et. Seq.).

FIRST. The name of the limited liability company formed hereby is Primary Cash Holdings, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover. Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Authorized Person